
                                                                  EXHIBIT (a)(5)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                       THE PEAK TECHNOLOGIES GROUP, INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON TUESDAY, MAY 27, 1997, UNLESS THE OFFER IS EXTENDED.

     This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $0.01 per share, of The Peak Technologies Group, Inc., a Delaware corporation (the "Company"), including the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of March 28, 1997, between the Company and ChaseMellon Shareholder Services, as Rights Agent,
(collectively, the "Shares"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand, facsimile transmission, or mail to the Depositary. See
Section 3 of the Offer to Purchase, dated April 29, 1997 (the "Offer to
Purchase").

                        The Depositary for the Offer is:

                       IBJ SCHRODER BANK & TRUST COMPANY

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
             By Mail:                          By Hand:                   By Overnight Courier:
           P.O. Box 84                      1 State Street                    1 State Street
      Bowling Green Station            New York, New York 10004          New York, New York 10004
  New York, New York 10274-0084          Attn: Reorganization              Attn: Reorganization
       Attn: Reorganization                Operations Dept.                  Operations Dept.
         Operations Dept.         Securities Processing Window SC-1 Securities Processing Window SC-1

                      Facsimile for Eligible Institutions:
                                 (212) 858-2611

                             Confirm by Telephone:
                                 (212) 858-2103

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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LADIES AND GENTLEMEN:

     The undersigned hereby tenders to Kirkwood Acquisition Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, receipt of which are hereby acknowledged, Shares of the Company, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:
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Certificate No(s). (if available):

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If securities will be tendered by book-entry transfer
----------------------------------------------------

Name of Tendering Institution:

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Account Number:
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at
[ ]  The Depository Trust Company
[ ]  Philadelphia Depository Trust Company

                                   SIGN HERE

Name(s):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 (PLEASE PRINT)

Address:
--------------------------------------------------------------------------------

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                                                                      (ZIP CODE)

Area Code and Telephone Number:

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Signature(s):
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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three New York Stock Exchange trading days of the date hereof.

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Name of Firm:
  ----------------------------------         Title:
                                             ------------------------------------------

                                             Name:
------------------------------------------   ------------------------------------------
(AUTHORIZED SIGNATURE)                       (PLEASE PRINT OR TYPE)

Address:
 -----------------------------------------   Area Code and Telephone No.:
                                             ----------------
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DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM -- CERTIFICATES SHOULD BE
SENT WITH LETTER OF TRANSMITTAL.

Date:
---------------------------------------- , 199